Designated Filer:	Cypress Investments, LLC
Issuer & Ticker Symbol:	Earthstone Energy, Inc. (ESTE)
Date of Event Requiring Statement:	April 14, 2022

JOINT FILERS’ SIGNATURES

Dated: April 22, 2022	Cypress Investments, LLC

By: Post Oak Energy Capital, LP, its managing member

	By:	/s/ Frost W. Cochran
	Name:	Frost W. Cochran
	Title:	Authorized Person

Dated: April 22, 2022	Post Oak Energy Capital, LP

By: Post Oak Energy Holdings, LLC, its general partner

	By:	/s/ Frost W. Cochran
	Name:	Frost W. Cochran
	Title:	Authorized Person

Dated: April 22, 2022	Post Oak Energy Holdings, LLC

	By:	/s/ Frost W. Cochran
	Name:	Frost W. Cochran
	Title:	Authorized Person